Exhibit 99

Form 4 - Joint Filer Information

Name:	Frost Gamma Investments Trust

Address:	4400 Biscayne Boulevard
15th Floor
Miami, Florida 33137

Designated Filer:	Phillip Frost, M.D.

Issuer & Ticker Symbol:	Protalix BioTherapeutics, Inc. (“PLX”)

Date of Event Requiring Statement:	August 7, 2009

Signature: /s/ Phillip Frost, M.D., Trustee
               Phillip Frost, M.D., Trustee